PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and Third Quarter 2026 Results

Nationwide intermittent service activation in the United States and other key markets before year-end 2026

Announced Blacklift, AST SpaceMobile’s own 20-ton reusable rocket to deploy BlueBird satellites into low Earth orbit, starting in late 2028 using Miranda and Vira engines

Secured United States priority DPAS rating for dual-use government and commercial satellite program, with planned launches from SpaceX, Blue Origin and others to reach a total of over 100 BlueBird satellites deployed in aggregate during 2027 and 2028

$1.0 billion in non-dilutive funding for manufacturing and launch of midband satellites from the Japan Ministry of Internal Affairs and Communications

MIDLAND, Texas, November 9, 2026 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update and results for the third quarter ended September 30, 2026.

“We advanced several important initiatives to support the global expansion of our space-based cellular broadband network and expect to work with all major mobile network operators in the United States and Europe, providing potential expansion of our commercial ecosystem of over 60 mobile network operators representing over 3 billion subscribers,” commented Abel Avellan, AST SpaceMobile's Chairman and Chief Executive Officer. “We expanded our international commercial footprint, strengthened mobile network operator partnerships, and secured additional spectrum and regulatory authorizations. We also announced Blacklift, our proprietary 20-ton rocket, which is intended to provide greater control over launch availability, deployment schedules, and attractive ownership economics.”

“On the manufacturing front, we are transitioning to full-scale ASIC integration beginning with BlueBird 34, while advancing production through BlueBird 51,” added Avellan. “We expect to achieve a production rate of six ASIC satellites per month in December of this year.”

“Looking ahead, our priorities are to advance service readiness across our initial markets, complete the transition to ASIC-enabled production, and scale our constellation deployment. Through our partner-first strategy, we are expanding our scope of service and positioning AST SpaceMobile to become the direct-to-device partner of choice for mobile network operators, technology leaders and the United States Government, extending our total addressable market well beyond traditional direct-to-device cellular broadband. With additional launch capacity and manufacturing output expected to increase, we are focused on accelerating constellation deployment and capitalizing on this expanded opportunity.”

Business Update

•
Advancing to service readiness with initial, intermittent nationwide coverage expected in key markets by year-end 2026, leveraging key mobile network infrastructure, spectrum, customer relationships and AST SpaceMobile technology leadership
o
First step of coverage roll-out to strategic partners in the United States, Canada, Japan, Saudi Arabia and United Kingdom
o
Expecting to work with all major mobile network operators in the United States and Europe, providing potential expansion of commercial ecosystem of over 60 mobile network operators representing over 3 billion subscribers
o
Successfully validated first-ever satellite beam handovers between ground-based and space-based cellular broadband networks with partner AT&T in the United States
o
Shared MNO spectrum and controlled MSS spectrum targeting ~100 MHz access in the U.S. and 60+ MHz access globally on a market-by-market basis
o
Granted authorization for commercial service in Brazil with a combined 50 MHz of S-band and low band spectrum
•
Satellite manufacturing reaches monthly capacity run-rate in December 2026 with next-generation ASIC microns pulled forward to BlueBird 34 from BlueBird 50
o
ASIC chip enables a 10x improvement in processing bandwidth compared to in-orbit Block 1 BlueBird satellites
o
Now in production through BlueBird 51 in Texas, with two dedicated factories running full shifts to reach run-rate production in December
o
BlueBirds are on the move with BlueBirds 11, 12, and 13 unfolded successfully and in operations in orbit; BlueBirds 14, 15, and 16 shipped to Cape Canaveral in September 2026 awaiting SpaceX launch date confirmation; BlueBirds 17, 18, and 19 expected to ship by end of November 2026 for a Blue Origin launch expected in early Q1 2027; and BlueBirds 20, 21, 22, 23, 24, and 25 shipping in December and January for expected DPAS-rated dual-use launches during Q1 2027
o
Targeting approximately 45 BlueBird satellites in orbit by middle 2027
•
Launch agreements now covering in total over 100 BlueBird satellites expected to be deployed cumulatively between 2027 and 2028, and announced Blacklift, AST SpaceMobile’s purpose-built rocket to ensure regular unconstrained access to orbit starting in late 2028
o
Agreements now covering in total over 100 BlueBird satellites expected to be deployed cumulatively between 2027 and 2028
o
Access to further launches for U.S. Government missions alongside its Defense Priorities and Allocations System (DPAS) rated program
o
Building Blacklift, a 20-ton rocket leveraging an engine architecture with over a decade of development and proven flight heritage, enabling up to five BlueBird satellites per launch

•
Expanding AST SpaceMobile’s scope of service and total addressable market as the partner of choice for global mobile network operators, technology leaders, and the United States Government
o
Third quarter revenue grew to $42.3 million from commercial and United States government customers, consistent with plans for quarterly revenue ramp during 2026
o
Awarded U.S. Space Force Contract for advanced space-based sensing capabilities (SB-AMTI) with approximately $100 million in revenue, with 16 U.S. Government awards to date
o
Growing international partnership strategy through combined S-band spectrum and IMT spectrum allocations in markets like Brazil and Colombia
o
Largest phased arrays in LEO with ASIC microns address a dramatically expanded total addressable market (TAM) across a growing set of capabilities beyond direct-to-device
o
Remain on target to achieve revenue guidance of $150.0 million to $200.0 million, with upside based on recent contract signatures
•
Fortress balance sheet with approximately $3.2 billion in cash, cash equivalents, and restricted cash to be reinforced with near-term non-dilutive capital
o
J-LEO agreement with Japan Ministry of Internal Affairs and Communications and partner Rakuten features approximately $1.0 billion in non-dilutive funding for manufacturing and launch of satellites
o
Additional pipeline of approximately $1.2 billion in non-dilutive U.S. quasi-governmental financing for 2027, across multiple agencies

Third Quarter 2026 Financial Highlights

•
Third quarter revenue of $42.3 million driven by gateway deliveries and U.S. Government milestones met
•
Total operating expenses for the third quarter of 2026 were $211.0 million, including $77.4 million of depreciation and amortization and stock-based compensation expense. This represents a decrease of $118.1 million as compared to $329.1 million in the second quarter of 2026 due to a $125.9 million loss on involuntary conversion in the second quarter, and an $8.2 million decrease in general and administrative costs, partially offset by a $8.5 million increase in engineering services costs, a $4.4 million increase in depreciation and amortization expense, a $1.7 million increase in cost of revenues, and a $1.3 million increase in research and development costs
•
Adjusted operating expenses(1) for the third quarter of 2026 were $133.6 million, an increase of $14.5 million as compared to $119.1 million in the second quarter of 2026 due to an $11.0 million increase in Adjusted engineering services costs(1), a $1.3 million increase in research and development costs, a $1.2 million increase in Adjusted general and administrative costs(1), and a $1.0 million increase in Adjusted cost of revenues(1). Our Adjusted operating expenses, excluding Adjusted cost of revenues(1) for the third quarter of 2026 were $109.4 million, compared to $95.9 million in the second quarter of 2026
•
As of September 30, 2026, we had cash, cash equivalents, and restricted cash of approximately $3.2 billion
•
As of September 30, 2026, we have incurred approximately $2.6 billion of gross capitalized property and equipment costs and accumulated depreciation and amortization of $236.8 million. The capitalized costs include costs of satellite materials for BlueBird satellites, advance launch payments, capital advances, satellites in orbit, assembly and integration facilities including assembly and test equipment, and ground antennas

(1) See “Non-GAAP Financial Measures” below for additional information. See reconciliation of Adjusted operating expenses to Total operating expenses; Adjusted cost of revenues to Cost of revenues; Adjusted engineering services costs to Engineering services costs; Adjusted general and administrative costs to General and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues to Total operating expenses in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Monday, November 9, 2026. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST SpaceMobile’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated timing and performance of AST SpaceMobile’s Blacklift rocket, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) AST SpaceMobile’s ability to consummate the proposed transactions with Firefly Aerospace, Inc., to develop and build its own rockets on time, or at all, using the licensed engine technology, to develop, manufacture and deliver satellites for the J-LEO Constellation to meet the service standards and timeline required by the grant received by RAST, and to accurately estimate the costs necessary to fund the J-LEO Constellation; (iv) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (v) changes in applicable laws or regulations; (vi) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vii) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (viii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026, and the future reports that it may file from time to time with the SEC.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026, and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

investors@ast-science.com

Media Contact:

Allison Worldwide

ASTSpaceMobile@allisonpr.com

Third Quarter 2026 Financial Results

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except share data)

	As of
	September 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$2,798,911	$2,335,683
Restricted cash	6,169	877
Accounts receivable, net (includes related party accounts receivable of $4,380 and $2,091 at September 30, 2026 and December 31, 2025, respectively)	104,062	37,726
Inventory	78,988	12,007
Prepaid expenses	17,660	11,955
Other current assets	70,917	60,264
Total current assets	3,076,707	2,458,512

Non-current assets:
Restricted cash	428,400	443,400
Property and equipment, net	2,354,879	1,398,761
Intangible assets, net	321,737	245,093
Operating lease right-of-use assets, net	25,657	19,420
Other non-current assets (includes related party loan receivable of $19,087 and $18,187 at September 30, 2026 and December 31, 2025, respectively)	562,868	449,201
TOTAL ASSETS	$6,770,248	$5,014,387

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$69,802	$46,763
Accrued expenses and other current liabilities	132,150	69,246
Current contract liabilities	11,217	19,887
Current operating lease liabilities	3,425	2,449
Current portion of long-term debt	8,788	11,999
Total current liabilities	225,382	150,344

Non-current liabilities:
Warrant liabilities	-	7,471
Non-current operating lease liabilities	22,809	17,479
Non-current contract liabilities	252,093	207,093
Long-term debt, net	4,083,709	2,207,583
Other non-current liabilities	23,664	32,092
Total liabilities	4,607,657	2,622,062

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $0.0001 par value; 800,000,000 shares authorized; 300,649,177 and 285,449,911 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively.	27	27
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized; 11,215,111 and 11,227,292 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively.	3	4
Class C Common Stock, $0.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of September 30, 2026 and December 31, 2025.	8	8
Additional paid-in capital	3,111,685	2,671,770
Accumulated other comprehensive income	1,269	1,351
Accumulated deficit	(1,385,986)	(831,685)
Noncontrolling interest	435,585	550,850
Total stockholders' equity	2,162,591	2,392,325

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,770,248	$5,014,387

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues:
Products revenues (includes related party revenues of $1,422 and $0 for the three months ended September 30, 2026 and 2025, respectively, and $11,192 and $0 for the nine months ended September 30, 2026 and 2025, respectively)	$20,571	$7,746	$58,404	$8,114
Services revenues	21,750	6,993	30,171	8,499
Total revenues	42,321	14,739	88,575	16,613

Operating expenses:
Cost of revenues (exclusive of items shown separately below)
Cost of revenues - products (includes related party cost of revenues of $1,241 and $0 for the three months ended September 30, 2026 and 2025, respectively, and $7,852 and $0 for the nine months ended September 30, 2026 and 2025, respectively)	22,451	5,511	55,916	5,803
Cost of revenues - services	2,863	-	4,614	-
Engineering services costs	95,788	40,836	267,171	96,346
General and administrative costs	55,705	29,822	163,263	75,448
Research and development costs	9,094	5,530	23,990	19,058
Depreciation and amortization	25,078	12,716	63,357	35,394
Loss on involuntary conversion	47	-	125,958	-
Total operating expenses	211,026	94,415	704,269	232,049

Other (expense) income:
Gain (loss) on remeasurement of warrant liabilities	-	2,938	(1,174)	(65,300)
Interest expense	(30,340)	(7,545)	(80,695)	(17,938)
Interest income	30,110	12,239	84,807	28,452
Other expense, net	(6,660)	(91,409)	(110,056)	(91,852)
Total other expense, net	(6,890)	(83,777)	(107,118)	(146,638)

Loss before income tax benefit (expense)	(175,595)	(163,453)	(722,812)	(362,074)
Income tax benefit (expense)	3,785	(374)	1,524	(1,284)
Net loss before allocation to noncontrolling interest	(171,810)	(163,827)	(721,288)	(363,358)

Net loss attributable to noncontrolling interest	(39,430)	(40,953)	(166,987)	(95,384)
Net loss attributable to common stockholders	$(132,380)	$(122,874)	$(554,301)	$(267,974)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.44)	$(0.45)	$(1.87)	$(1.09)
Weighted-average number of shares
Basic and diluted	300,131,014	272,831,168	296,662,011	246,490,060

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Net loss before allocation to noncontrolling interest	$(171,810)	$(163,827)	$(721,288)	$(363,358)
Other comprehensive (loss) income
Foreign currency translation adjustments	(337)	105	(176)	1,883
Total other comprehensive (loss) income	(337)	105	(176)	1,883
Total comprehensive loss before allocation to noncontrolling interest	(172,147)	(163,722)	(721,464)	(361,475)
Comprehensive loss attributable to noncontrolling interest	(39,504)	(40,914)	(167,081)	(94,851)
Comprehensive loss attributable to common stockholders	$(132,643)	$(122,808)	$(554,383)	$(266,624)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2026	2025

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(721,288)	$(363,358)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	63,357	35,394
Amortization of debt issuance costs	6,882	1,206
Amortization of debt commitment fee	6,600	1,833
Loss on disposal of property and equipment	2,194	1,045
Induced conversion expense on convertible notes	88,654	84,317
Loss on remeasurement of warrant liabilities	1,174	65,300
Stock-based compensation	171,158	32,338
Non-cash interest expense, net	1,049	845
Loss from equity method investment	8,382	-
Loss on involuntary conversion	125,958	-
Changes in operating assets and liabilities:
Accounts receivable	(66,336)	(10,091)
Prepaid expenses and other current assets	(16,670)	(5,148)
Inventory	(66,981)	(9,823)
Accounts payable and accrued expenses	63,879	17,728
Contract liabilities	36,329	24,597
Other assets and liabilities	(18,818)	(12,669)
Net cash used in operating activities	(314,477)	(136,486)

Cash flows from investing activities:
Purchase of property and equipment	(1,154,196)	(669,045)
Capital advances to Ligado	(100,000)	-
Purchase of spectrum intangibles	(60,708)	(27,961)
Insurance proceeds received from BB7 launch	32,395	-
Capital contribution to equity method investment	(11,559)	-
Net cash used in investing activities	(1,294,068)	(697,006)

Cash flows from financing activities:
Proceeds from debt	2,195,213	1,043,779
Repayments of debt	(31,362)	(2,940)
Payment for debt issuance costs	(8,349)	(5,907)
Proceeds from issuance of common stock	85,723	576,617
Payments for third party equity issuance costs	(458)	(11,304)
Issuance of equity under employee stock plan	4,853	8,043
Employee taxes paid for stock-based compensation awards	(76,362)	(18,679)
Purchase of capped call transactions	(111,435)	(98,578)
Payments for debt commitment fee	-	(11,000)
Proceeds from share issuances to repurchase 2032 4.25% Convertible Notes	180,537	849,827
Payments for repurchase of 2032 4.25% Convertible Notes	(180,537)	(842,805)
Proceeds from share issuances to repurchase 2032 2.375% Convertible Notes	433,739	-
Payments for repurchase of 2032 2.375% Convertible Notes	(430,424)	-
Net cash provided by financing activities	2,061,138	1,487,053

Effect of exchange rate changes on cash, cash equivalents and restricted cash	927	(972)

Net increase in cash, cash equivalents and restricted cash	453,520	652,589
Cash, cash equivalents and restricted cash, beginning of period	2,779,960	567,534
Cash, cash equivalents and restricted cash, end of period	$3,233,480	$1,220,123

Supplemental disclosure of cash flow information:
Non-cash activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$8,448	$3,204
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$75,305	$43,726
Stock-based compensation capitalized in property and equipment	8,222	-
PIK interest paid through issuance of PIK notes	-	497
Deferred asset acquisition costs paid by issuance of penny warrants	-	121,156
Convertible notes settled by issuance of Class A Common Stock	-	139,620
Spectrum intangibles acquisition costs accrued or paid by issuance of shares	14,556	64,649
Settlement of warrant liabilities by issuing shares	8,645	101,930
Cash paid for:
Interest	$40,949	$4,215
Income taxes, net	2,982	1,662

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended September 30, 2026
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Cost of revenues (exclusive of items shown below)	$25,314	$(1,137)	$24,177
Engineering services costs	95,788	(27,619)	68,169
General and administrative costs	55,705	(23,582)	32,123
Research and development costs	9,094		9,094
Depreciation and amortization	25,078		25,078
Loss on involuntary conversion	47		47
Total operating expenses	$211,026	$(52,338)	$158,688
Less: Depreciation and amortization			(25,078)
Less: Loss on involuntary conversion			(47)
Adjusted operating expenses			133,563
Less: Adjusted cost of revenues			(24,177)
Adjusted operating expenses, excluding Adjusted cost of revenues			$109,386

	For the Three Months Ended June 30, 2026
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Cost of revenues (exclusive of items shown below)	$23,567	$(394)	$23,173
Engineering services costs	87,286	(30,120)	57,166
General and administrative costs	63,901	(32,953)	30,948
Research and development costs	7,768		7,768
Depreciation and amortization	20,664		20,664
Loss on involuntary conversion	125,911		125,911
Total operating expenses	$329,097	$(63,467)	$265,630
Less: Depreciation and amortization			(20,664)
Less: Loss on involuntary conversion			(125,911)
Adjusted operating expenses			119,055
Less: Adjusted cost of revenues			(23,173)
Adjusted operating expenses, excluding Adjusted cost of revenues			$95,882

Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expenses as Total operating expenses adjusted to exclude amounts of stock-based compensation expense, loss on involuntary conversion, and depreciation and amortization expense. We define Adjusted cost of revenues, Adjusted engineering services costs, and Adjusted general and administrative costs, as cost of revenues, engineering services costs, and general and administrative costs, respectively, adjusted to exclude stock-based compensation expenses. We define Adjusted operating expenses, excluding Adjusted cost of revenues as Total operating expenses adjusted to exclude amounts of stock-based compensation expense, loss on involuntary conversion, depreciation and amortization expense, and Adjusted cost of revenues.

We believe Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Cost of revenues, Engineering services costs, and General and administrative costs.